Exhibit 1.1

SECOND AMENDMENT TO WARRANT

THIS SECOND AMENDMENT TO WARRANT (the "Amendment") is executed as of this ____ day of December, 2011 by and between BLAST ENERGYSERVICES, INC., a Texas corporation ("Company"), and XXXXXXXX (the "XXXXX"). All capitalized terms used but not otherwise defined herein have the respective meanings given them in the Note Purchase Agreement.

W I T N E S S E T H

WHEREAS, on February 24, 2011, the Company and XXXXX entered into that certain Note Purchase Agreement (the "Note Purchase Agreement") together with the First Tranche Note (the "First Tranche Note") and Second Tranche Note (the "Second Tranche Note") as exhibits thereto (collectively, First Tranche Note and the Second Tranche Note shall be referred to as the "Notes") ;

WHEREAS, pursuant to the Note Purchase Agreement, on February 24, 2011 the Company issued to XXXXX a warrant to purchase 12,000,000 shares of common stock, par value $0.001 per share of the Company and as amended in the First Amendment to Warrant executed on the 6th day of October, 2011 (the "Warrant");

WHEREAS, the Company and XXXXX failed to include certain terms which have been verbally agreed in the amended Warrant, and hereby desire to further amend the Warrant on the terms and for the consideration set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Amendments to Warrant

a.	Section 2 of the First Amendment to Warrant shall be amended and restated as follows:

2. Consideration. As consideration for the Amendment, XXXXX has waived the mandatory prepayment obligation under the Notes on an amount equal to $30,000, and the Company shall pay XXXXX a $30,000 fee upon maturity of the First Tranche Note.

2.           Representations and Warranties.  The Company represents and warrants to XXXXX that:

a.
All warranties and representations made by the Company to XXXXX under the Transaction Documents are true and correct, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified by materiality, Material Adverse Effect or dollar thresholds in the text thereof), as to the date hereof unless they specifically relate to an earlier date in which case they shall be true and correct as of such date.

b.
The Company has the requisite corporate power and authority to enter into and perform this Amendment in accordance with the terms hereof.  The execution, delivery and performance of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, no further consent or authorization of the Company, its Board of Directors, stockholders or any other third party is required.  When executed and delivered by the Company, this Amendment shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

c.	No default or Event of Default has occurred, is continuing, or upon effectiveness of this Amendment will occur, under any of the Transaction Documents.

3.           Limited Effect.  Except as amended hereby, the Warrant shall remain in full force and effect, and the valid and binding obligation of the parties thereto.  Any reference in the Warrant or herein to the "Warrant" shall mean the Warrant, as amended hereby.

4.           Effective Time.  This Amendment shall be deemed effective from and after due execution and delivery by each party hereto.

5.           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law principles) as to all matters, including validity, construction, effect, performance and remedies of and under this Amendment.

6.           Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, have caused this Second Amendment to Warrant to be duly executed and delivered as of the date first written above.

BLAST ENERGY SERVICES, INC.	XXXXXXXXXXXXX

By: ______________________________	By: ________________________
Name:	Name:
Title:	Title:

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